Exhibit 10.6

Sunstone Hotel Investors, Inc. and Sunstone hotel partnership, llc
2022 INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Agreement”) is made and entered into as of the Grant Date indicated in the Award Certificate by and between [NAME] (the “Participant”) and Sunstone Hotel Investors, Inc., a Maryland corporation (the “Company”), pursuant to the Sunstone Hotel Investors, Inc. and Sunstone Hotel Partnership, LLC 2022 Incentive Award Plan (as amended from time to time the “Plan”). Capitalized terms not defined in this Agreement have the meanings ascribed to them in the Plan. For purposes of this Agreement, the “Award Certificate” means the award certificate delivered separately to the Participant which sets forth certain terms of this Agreement and which is incorporated by reference as part of this Agreement.

Issuance of Restricted Stock. Effective as of the Grant Date, in consideration of the services provided or to be provided by the Participant to the Company, the Partnership or any Subsidiary, the Company hereby issues to the Participant pursuant to the Plan the number shares of Common Stock (the “Shares”) set forth in the Award Certificate, subject to the terms and conditions of the Plan, this Agreement and the Award Certificate. If an executed copy of the Award Certificate is not returned to the Company by the date indicated in the Award Certificate, the grant of Shares hereunder shall be automatically deemed approved and accepted as of the agreement due date.

Consideration. The Shares are awarded without the payment of any cash consideration by Participant.

Vesting. Except as otherwise provided herein, the Shares shall vest in accordance with the vesting schedule set forth in the Award Certificate, provided that the Participant has not incurred a Termination of Service prior to the applicable vesting date; provided, however, that, in the event of a Termination of Service due to the Participant’s termination by the Company without Cause, a resignation by the Participant for Good Reason or by reason of the Participant’s death or Disability (each such term as defined in the Participant’s employment or severance agreement with the Company, as applicable), the Shares shall vest in accordance with Section 4(b)(iii) of that certain Employment Agreement, dated [DATE].

Forfeiture. Unless the Committee determines otherwise or set forth in a written agreement between the Participant and the Company, the Partnership or a Subsidiary, upon Participant’s Termination of Service for any reason, all of Participant’s unvested Shares shall immediately be cancelled (after taking into account any accelerated vesting that may occur in connection with such termination, if applicable) by the Company and Participant (or Participant’s legal representative or authorized assignee) shall forfeit any rights or interests in such unvested Shares.

Escrow. To insure the availability for delivery of the Participant’s unvested Shares upon cancellation and forfeiture pursuant to Section 4, the Participant hereby irrevocably appoints the Secretary of the Company or any other person designated by the Company (the “Escrow Agent”), as escrow agent and as its attorney-in-fact to deliver unto the Company such unvested Shares, if any, forfeited to the Company and shall, upon execution of this Agreement, deliver and deposit with the Escrow Agent, the share certificates representing the unvested Shares. The unvested Shares shall be held by the Escrow Agent in escrow until such unvested Shares become vested, or until such time as this Agreement is no longer in effect. Upon vesting of the Shares, the Escrow Agent shall promptly deliver to the Participant the certificate or certificates representing such vested Shares in the Escrow Agent’s possession belonging to the Participant, and the Escrow Agent shall be discharged of all further obligations hereunder; provided, however, that the Escrow Agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement. The Participant hereby irrevocably authorizes and directs the Escrow Agent to transfer the unvested Shares which have been cancelled and forfeited to the Company. The Escrow Agent shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

Transferability. Unvested Shares may not be transferred in any manner. Transfer or sale of vested Shares is subject to restrictions on transfer imposed by the Plan and this Agreement, and any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all the provisions of the Plan and of this Agreement.

Change in Control. Upon a Change in Control, Shares will be treated in accordance with Section 10.2 of the Plan.

Ownership, Voting Rights, Duties. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of the Participant as a stockholder of the Company, except as specifically provided herein.

Tax Representations and Tax Withholding. The Participant has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Company may require the Participant to pay to the Company, or make arrangements satisfactory to the Company regarding payment of any taxes of any kind required by law to be withheld with respect to the Shares. In order to satisfy any such withholding obligation, the Company may withhold Shares otherwise vesting or issuable having a Fair Market Value equal to the amount of the tax to be withheld, provided that the number of Shares which may be so withheld shall be limited to the number of Shares which have a fair market value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in the applicable jurisdiction.

Right of Offset. The Company shall have the right to offset against the obligation to deliver Share certificates to the Participant, any outstanding amounts then owed by the Participant to the Company.

Entire Agreement. The Plan is incorporated herein by reference. This Agreement, the Plan and such other documents as may be executed in connection with the Shares constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter. Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on the Participant and all persons claiming under or through the Participant.

Amendment. The Company may amend the Plan and this Agreement in any respect whatsoever, provided that any such amendment that impairs or materially adversely affects any rights or obligations of the Participant under this Agreement shall be made only with the consent of the Participant except to the extent otherwise provided in the Plan.

No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on the Participant any right to continue in the employ of, or other relationship with, the Company or any Related

Entity, or limit in any way the right of the Company or any Related Entity to terminate the Participant’s employment or other relationship at any time, with or without cause.

Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address indicated in the Company’s employment records or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon the Participant and the Participant’s heirs, executors, administrators, legal representatives, successors and assigns

Conformity to Securities Laws. The Participant acknowledges that the Plan, the Award Certificate and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, the Plan, the Award Certificate, this Agreement and the Shares will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

Choice of Forum. THE COMPANY AND THE PARTICIPANT HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE CITY OF LOS ANGELES OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO OR CONCERNING THE PLAN OR THIS AGREEMENT THAT IS NOT OTHERWISE RESOLVED ACCORDING TO THIS AGREEMENT.

GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO THAT BODY OF LAW PERTAINING TO CHOICE OF LAW OR CONFLICT OF LAW.

Headings. The headings in this Agreement are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered as of the Grant Date.

Sunstone Hotel Investors, Inc.

By:

Name:

Title: